MIDLAND LOAN SERVICES

ANNUAL STATEMENT OF COMPLIANCE
of
PNC BANK, NATIONAL ASSOCIATION
d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, David D. Spotts, as Executive Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.	A review of the Servicer’s activities during the calendar year 2024 (the “Reporting Period”) and of its performance under the Servicing Agreement has been made under the undersigned officer’s supervision; and

2.	To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects throughout the Reporting Period.

Dated: February 22, 2025

Midland Loan Services, a division of PNC Bank, National Association

/s/ David D. Spotts

David D. Spotts
Executive Vice President

Member of The PNC Financial Services Group

10851 Mastin Boulevard Overland Park, Kansas 66210
800-327-8083
www.pnc.com/midland

Schedule I

Morgan Stanley Capital I, Inc.

Recipient Role	Deal Name	Series Number	PNC Role
Depositor	BANK5 2024-5YR11	Series 2024-5YR11	Primary Servicer
Master Servicer on the Queens Center loan under the BBCMS 2024-5C31 PSA, the Colony Square loan under the BMO 2024-5C7 PSA and the Atlanta Decorative Arts Center loan under the BMARK 2024-V11 PSA
Primary Servicer on the Bay Plaza Community Center loan under the BANK5 2024-5YR10 PSA
Primary Servicer on the following loans: Metro 3610, 609 West Randolph Street, and 4265 San Felipe, 1-3 West 125th Street and Mendenhall Gardens and High Point Apartments
Depositor	BANK5 2024-5YR5	Series 2024-5YR5	Primary Servicer
Master Servicer on the Nvidia Santa Clara loan under the BANK5 2023-5YR4 PSA (from 2/14/2024 to 5/2/2024).
Depositor	Morgan Stanley Capital I, Inc.	Series 2004-IQ7	Special Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2004-IQ8	Special Servicer
Issuer	Morgan Stanley 2007-XLC1	Series 2007 XLC1	Master Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2007-IQ15	Primary Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2006-IQ12	Primary Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2007-IQ13	Primary Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2011-C3	Special Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2012-C4	Special Servicer
Depositor	Morgan Stanley Bank of America Merrill Lynch Trust 2012-C5	Series 2012-C5	Primary Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2012-C6	Special Servicer
Depositor - General Counsel	Morgan Stanley Capital I, Inc.	Series 2012-C6	Special Servicer
Depositor	Morgan Stanley Bank of America Merrill Lynch Trust 2013-C7	Series 2013-C7	Master and Special Servicer
Morgan Stanley Bank of America Merrill Lynch
Morgan Stanley Bank of America Merrill Lynch Trust 2013-C7

Depositor	Morgan Stanley Bank of America Merrill Lynch Trust 2013-C9	Series 2013-C9	Master Servicer
Depositor	Morgan Stanley Bank of America Merrill Lynch Trust 2013-C10	Series 2013-C10	Master and Special Servicer
Master Servicer of the Milford Plaza Fee loan under the MSBAM 2013-C9 PSA.
Special Servicer of the Mall at Tuttle Crossing loan under the MSBAM 2013-C11 PSA
Depositor	Morgan Stanley Bank of America Merrill Lynch Trust 2013-C12	Series 2013-C12	None
Master and Special Servicer of the Burnham Center loan under the MSBAM 2013-C10 PSA.
Special Servicer of the Westfield Countryside loan under the MSBAM 2013-C11 PSA
Depositor	Morgan Stanley Bank of America Merrill Lynch Trust 2015-C20	Series 2015-C20	Master Servicer

Schedule I

Morgan Stanley Capital I, Inc.

Recipient Role	Deal Name	Series Number	PNC Role
Depositor	Morgan Stanley Bank of America Merrill Lynch Trust 2015-C21	Series 2015-C21	None
Master Servicer of the Discovery Business Center under the MSBAM 2015-C20 PSA.
Depositor	Morgan Stanley Bank of America Merrill Lynch Trust 2015-C22	Series 2015-C22	Special Servicer
Depositor	Morgan Stanley Bank of America Merrill Lynch Trust 2015-C23	Series 2015-C23	None
Master and Special Servicer (from 7/8/15) of the TKG 3 Retail Portfolio under the MSC 2015-MS1 PSA.
Master and Special Servicer of the US StorageMart Portfolio under the CGBAM 2015-SMRT PSA
Special Servicer of the Hilton Garden Inn W 54th loan under the MSBAM 2015-C22 PSA.
Depositor	Morgan Stanley Capital I Trust 2015-MS1	Series 2015-MS1	Master Servicer
Special Servicer of the Hilton Garden Inn W 54th loan under the MSBAM 2015-C22 PSA.
Depositor	Morgan Stanley Bank of America Merrill Lynch Trust 2015-C24	Series 2015-C24	Special Servicer
Depositor	Morgan Stanley Bank of America Merrill Lynch Trust 2015-C26	Series 2015-C26	None
Special Servicer of the Coastal Equities Retail Portfolio under the MSBAM 2015-C24 PSA.
Special Servicer of the Herald Center loan under the MSBAM 2015-C25 PSA
Depositor	Morgan Stanley Capital I Trust 2015-XLF2	Series 2015-XLF2	Master and Special Servicer
Depositor	Morgan Stanley Capital I Trust 2015-UBS8	Series 2015-UBS8	Master Servicer
Master Servicer of the Cape May Hotels and Charles River Plaza North loans serviced under the CSAIL 2015-C3 PSA.
Master Servicer of the WPC Department Store Portfolio loan under the BACM 2015-UBS7 PSA
Depositor	Morgan Stanley Bank of America Merrill Lynch Trust 2015-C27	Series 2015-C27	None
Special Servicer of the Herald Center loan serviced under the MSBAM 2015-C25 PSA.
Depositor	Morgan Stanley Capital I Trust 2016-UBS9	Series 2016-UBS9	None
Master Servicer of the Twenty Ninth Street Retail loan under the GSMS 2016-GS2 PSA.
Master Servicer of the Ellenton Premium Outlets, 525 Seventh Ave loans serviced under the MSC 2015-UBS8 PSA.
Primary Servicer of the Gulfport Premium Outlets loan under the MSBAM 2016-C29 PSA.
Primary Servicer of the Grove City Premium Outlets under the BACM 2016-UBS10 PSA.
Depositor	Morgan Stanley Bank of America Merrill Lynch Trust 2016-C29	Series 2016-C29	Primary Servicer
Primary Servicer of the Grove City Premium Outlets under the BACM 2016-UBS10 PSA.
Depositor	Morgan Stanley Capital I Trust 2016-UBS11	Series 2016-UBS11	Master Servicer
Depositor	Morgan Stanley Bank of America Merrill Lynch Trust 2016-C30.	Series 2016-C30	None
Master Servicer of the Columbia Center loan under the CGCMT 2016-P5 PSA.
Depositor	Morgan Stanley Capital I Trust 2016-BNK2	BANK 2016-BNK2	None
Master Servicer of The Orchard loan under the MSC 2016-UBS12 PSA.
Depositor	Morgan Stanley Capital I Trust 2016-UBS12	Series 2016-UBS12	Master Servicer

Schedule I

Morgan Stanley Capital I, Inc.

Recipient Role	Deal Name	Series Number	PNC Role
Depositor	Morgan Stanley Bank of America Merrill Lynch Trust 2017-C33	Series 2017-C33	Special Servicer
Master Servicer on the Pentagon Center loan under the GSMS 2017-GS6 PSA.
Master Servicer on the Gateway Crossing loan under the MSC 2017-H1 PSA.
Depositor	Morgan Stanley Capital I Trust 2017-H1	Series 2017-H1	Master Servicer
Depositor	BANK 2017-BNK5	BANK 2017-BNK5	None
Master Servicer on the Starwood Capital Group Hotel Portfolio and Gateway Net Lease Portfolio loans under the DBJPM 2017-C6 PSA.
Master Servicer on the iStar Leased Fee Portfolio loan under the MSC 2017-H1 PSA.
Depositor	BANK 2017-BNK8	BANK 2017-BNK8	None
Depositor	Morgan Stanley Capital I Trust 2017-HR2	Series 2017-HR2	Primary Servicer
Depositor	BANK 2018-BNK11	BANK 2018-BNK11	None
Master Servicer on the Extra Space - TIAA Self Storage Portfolio under the CGCMT 2018-B2 PSA.
Depositor	Morgan Stanley Capital I Trust 2018-H3	Series 2018-H3	None
Master Servicer on the Fort Knox Executive Park and Axcelis Corporate Center loans under the CGCMT 2018-B2 PSA.
Master Servicer on the Orlando Airport Marriott lakeside loan under the UBS 2018-C11 PSA.
Depositor	BANK 2018-BNK14	BANK 2018-BNK14	None
Master and Special Servicer on the Navika-Six Portfolio under the MSC 2018-L1 PSA.
Depositor	Morgan Stanley Capital I Trust 2018-L1	Series 2018-L1	Master Servicer
Master and Special Servicer on the Shelbourne Global Portfolio I under the UBS 2018-C13 PSA.
Depositor	Morgan Stanley Capital I Trust 2018-H4	Series 2018-H4	Master Servicer
Master Servicer on the 1001 Frontier Road loan under the MSC 2019-L2 PSA.
Depositor	ILPT Trust 2019-SURF	Series 2019-SURF	Servicer
Depositor	Morgan Stanley Capital I Trust 2019-L2	Series 2019-L2	Master Servicer
Depositor	BANK 2019-BNK17	Series 2019-BNK17	Special Servicer
Master Servicer on the ILPT Hawaii Portfolio loan under the ILPT 2019-SURF PSA.
Depositor	Morgan Stanley Capital I Trust 2019-PLND	Series 2019-PLND	Servicer
Depositor	Morgan Stanley Capital I Trust 2019-H6	Series 2019-H6	Master Servicer
Master Servicer on The Block Northway loan under the BBCMS 2019-C3 PSA.
Special Servicer on the Tower 28 loan under the Bank 2019-BNK17 PSA.
Master Servicer on the ILPT Hawaii Portfolio loan under the ILPT 2019-SURF PSA and on the SoCal Retail Portfolio loan under the MSC 2019-H7 PSA.

Schedule I

Morgan Stanley Capital I, Inc.

Recipient Role	Deal Name	Series Number	PNC Role
Depositor	Morgan Stanley Capital I Trust 2019-H7	Series 2019-H7	Master Servicer
Primary Servicer on the 3 Columbus Circle loan under the BMARK 2019-B10 PSA.
Special Servicer on the Tower 28 loan under the Bank 2019-BNK17 PSA
Master Servicer on the FedEx Niles loan under the MSC 2019-H6 PSA.
Depositor	BANK 2019-BNK20	Series 2019-BNK20	None
Master Servicer on the Grand Canal Shoppes and the Legacy Tower loans under the MSC 2019-H7 PSA.
Depositor	Morgan Stanley Capital I Trust 2019-L3	Series 2019-L3	None
Master Servicer on the Grand Canal Shoppes loan under the MSC 2019-H7 PSA and on the Royal Palm Place loan under the MSC 2020-L4 PSA
Depositor	Morgan Stanley Capital I Trust 2019-MEAD	Series 2019-MEAD	Master & Special Servicer
Depositor	Morgan Stanley Capital I Trust 2020-L4	Series 2020-L4	Master Servicer
Master Servicer on the Sol y Luna loan under the CSAIL 2020-C19 PSA.
Depositor	Morgan Stanley 2020-BNK26	Series 2020-BNK26	None
Master Servicer on the 560 Mission Street loan under the BMARK 2020-B16 PSA.
Depositor	Morgan Stanley Capital I Trust 2020-HR8	Series 2020-HR8	Special Servicer
Special Servicer on the Bushwick Multifamily Portfolio loan under WFCM 2020-C56 PSA.
Depositor	BANK 2021-BNK32	Series 2021-BNK32	None
Master Servicer on the Boca Office Portfolio loan under the BMARK 2021-B24 PSA
Depositor	MSC 2021-L5	Series 2021-L5	None
Master servicer on the Signature Office Portfolio and the Appletree Business Park loans under the GSMS 2020-GSA2 PSA and the McCarthy Ranch loan under the MSC 2020-L4 PSA
Depositor	MHC 2021-MHC2	Series 2021-MHC2	Servicer
Depositor	MSC 2021-L6	Series 2021-L6	Master Servicer
Master and Special Servicer on the Woodbridge Corporate Plaza Leased Fee loan under the Benchmark 2021-B28 PSA
Depositor	BX 2021-SDMF	Series 2021-SDMF	Special Servicer
Depositor	MSC 2021-L7	Series 2021-L7	None
Special Servicer on the One SoHo Square loan under the SOHO 2021-SOHO PSA
Depositor	BX 2021-LGCY	Series 2021-LGCY	Special Servicer
Depositor	BANK 2021-BNK38	Series 2021-BNK38	Special Servicer
Depositor	Morgan Stanley Capital I Trust 2022-L8	Series 2022-L8	Master Servicer
Master Servicer on the Bedrock Portfolio loan under the Benchmark 2022-B32 PSA and on the Master Servicer on the Rose Castle Apartments loan under the BBCMS 2022-C15 PSA

Schedule I

Morgan Stanley Capital I, Inc.

Recipient Role	Deal Name	Series Number	PNC Role
Depositor	BANK 2022-BNK41	Series 2022-BNK41	None
Master Servicer on the Constitution Center loan and the MSC 2022-L 8 PSA
Master Servicer on the ExchangeRight Net Leased Portfolio #54 loan under the MSC 2022-L8 PSA.
Depositor	BANK 2022-BNK44	Series 2022-BNK44	None
Master Servicer on the Constitution Center loan and the MSC 2022-L8 PSA and on the One Campus Martius loan under Benchmark 2022-B36 PSA.
Depositor	MSWF 2023-1	Series 2023-1	None
Master Servicer on the Pacific Design Center loan under the Benchmark 2023-B38 PSA and on the Cumberland Mall loan under the Benchmark 2023-V2 PSA.
Depositor	BANK5 2023-5YR2	Series 2023-5YR2	Primary Servicer
Master Servicer on the ICP/IRG Holdings Portfolio loan under the Benchmark 2023-V2 PSA and on the Miracle Mile Shops loan under the MIRA 2023-MILE TSA.
Master Servicer on the Back Bay Office loan under the Benchmark 2023-B39 PSA
Primary Servicer on the following loans: Queens Crossing, Miracle Mile Mall, ICP/IRG Portfolio, Alabama Hotel Portfolio, Miracle Mile Mall, Back Bay Office, & ICP/IRG Portfolio
Depositor	CRSO 2023-BRND	Series 2023-BRND	Special Servicer
Depositor	The 2023- MIC	Series 2023-MIC	Servicer
Depositor	DC 2024-HLTN	Series 2024-HLTN	Servicer
Depositor	ARZ 2024-BILT	Series 2024-BILT3278	Servicer
Depositor	DATA 2024-CTR2	Series 2024-CTR2	Servicer
Depositor	BANK5 2024-5YR7	Series 2024-5YR7	Primary Servicer
Master Servicer of the Wildwood Center loan under the BMARK 2024-V6 PSA and the Columbus Business Park loan under the BMARK 2024-V7 PSA and the BMARK 2024-V9 PSA.
Master Servicer of the Jordan Creek Town Center loan under the BANK5 2024-5YR6 PSA and the Gallup HQ loan under the BMO 2024-5C5 PSA.
Primary Servicer on the following loans: Saks Beverly Hills, Staybridge Suites Tysons – Mclean and Arthouse Lofts
Depositor	PGA 2024-RSR2	Series 2024-RSR2	Servicer
Depositor	CONE 2024-DFW1	Series 2024-DFW1	Servicer
Depositor	Bank 2024-BNK48	Series 2024-BNK48	Primary Servicer
Master Servicer on the 20 & 40 Pacifica under the BMO 2024-C9 PSA and the Newport Center loan under the BBCMS 2024-C30 PSA (from 11/20/24 to 12/31/24).
Primary Servicer on the following loans: Soho Grand & The Roxy Hotel, Biltmore Park Town Square, Poindexter Industrial Portfolio, VISA Global HQ, Hamden Life Storage II, East West Commons, and Brooklyn Renaissance Garage
Primary Servicer on the following loans: Southwest Estates & Waters Edge Portfolio, Staybridge Suites – Ann Arbor, MI, Hampton Inn Grandville and 169 East Broadway
Depositor	BANK5 2024-5YR11	Series 2024-5YR11	Special Servicer
Master Servicer on the Queens Center loan under the BBCMS 2024-5C31 PSA, the Colony Square loan under the BMO 2024-5C7 PSA and the Atlanta Decorative Arts Center loan under the BMARK 2024-V11 PSA
Primary Servicer on the Bay Plaza Community Center loan under the BANK5 2024-5YR10 PSA
Primary Servicer on the following loans: Metro 3610, 609 West Randolph Street, 4265 San Felipe, 1-3 West 125th Street and Mendenhall Gardens and High Point Apartments
Depositor	TPG 2024-WLSC	Series 2024-WLSC	Servicer